Exhibit 4.1

SUBORDINATED NOTE

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

6.75% Subordinated Note due November 1, 2024

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY NEW HAMPSHIRE THRIFT BANCSHARES, INC. (“ISSUER”) OR ANY OF ITS SUBSIDIARIES.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT, DATED AS OF OCTOBER 29, 2014, BETWEEN ISSUER AND THE NOTEHOLDERS REFERRED TO THEREIN (THE “AGREEMENT”), A COPY OF WHICH IS ON FILE WITH ISSUER. THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH THE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE AGREEMENT WILL BE VOID.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $10,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $10,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THIS SUBORDINATED NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE.

THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IT IS NOT INSURED

BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

Certificate Number D- $	October 29, 2014

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

6.75% Subordinated Note due November 1, 2024

1. Payment.

(a) New Hampshire Thrift Bancshares, Inc., a Delaware corporation (“Issuer”), for value received, hereby promises to pay to             , or registered assigns (the “Noteholder”), the principal sum of             Dollars (U.S.) ($            ,000), plus accrued but unpaid interest, on November 1, 2024 (the “Maturity Date”) and to pay interest on such principal amount at the rate of 6.75% per annum (computed on the basis of a 360-day year of twelve 30-day months) from October 29, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided, on February 1, May 1, August 1 and November 1 of each year (each, an “Interest Payment Date”), commencing February 1, 2015, until the principal hereof is paid or made available for payment. This Subordinated Note (this “Note”) is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Issuer and the Noteholder (as may be amended, restated, supplemented or modified from time to time, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

(b) Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment by reason of such delay. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of New Hampshire are generally authorized or required by law or executive order to be closed.

(c) Interest on this Note will accrue at the rate of 6.75% per annum from and including October 29, 2014, to but excluding the first Interest Payment Date and then from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or Maturity Date, as the case may be (each such period an “Interest Period”). The amount of accrued interest that Issuer will pay for any Interest Period will be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from October 29, 2014, or from the last date interest was paid, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

All percentages resulting from any calculation of the interest rate on this Note will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on this Note by Issuer will (in the absence of manifest error) be final and binding on the Noteholder and Issuer.

2. Subordinated Notes. This Note is one of a duly authorized issue of notes of Issuer designated as 6.75% Subordinated Notes due November 1, 2024, and issued by Issuer on or about October 29, 2014 (herein collectively referred to as the “Subordinated Notes”), initially limited in aggregate principal amount to $        ,000,000.

3. Subordination. The indebtedness of Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of Issuer for borrowed or purchased money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of Issuer for the payment of the purchase price of property, goods, materials, assets or services purchased or acquired by Issuer and accrued liabilities arising in the ordinary course of business; (c) all obligations, contingent or otherwise, of Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of Issuer; (e) all obligations of Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) any obligation of Issuer to its general creditors, as defined for purposes of the capital adequacy regulations of the Board of Governors of the Federal Reserve System applicable to Issuer, as the same may be amended or modified from time to time (the “Capital Adequacy Regulations”); (g) all obligations of the type referred to in clauses (a) through (f) of other persons for the payment of which Issuer is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, (iii) any indebtedness between Issuer and any of its subsidiaries or affiliates or (iv) the Junior Subordinated Indebtedness (as defined below).

In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (the “Noteholders”), together with the holders of any obligations of Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of Issuer the unpaid principal thereof and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of Issuer ranking junior to the Subordinated Notes (collectively, “Junior Subordinated Indebtedness”), which includes any obligation that by its terms is subordinated to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Issuer with respect to this Note. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Nothing herein shall act to prohibit, limit or impede Issuer from issuing additional debt of Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4. Merger and Sale of Assets. Issuer shall not consolidate or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a) the continuing entity which results from such consolidation or merger, if not Issuer, or the person which acquires by conveyance or transfer or which leases the properties and assets of Issuer substantially as an entirety shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of Issuer to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5. Events of Default; Acceleration. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) Issuer or any major subsidiary depository institution (as defined for purposes of the Capital Adequacy Regulations, a “Major Subsidiary Depository Institution”) of Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or all or substantially all of its property, or shall make an assignment for the benefit of creditors; or

(b) a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or a Major Subsidiary Depository Institution of Issuer or all or substantially all of the property of Issuer or a Major Subsidiary Depository Institution of Issuer, or for the winding up of the affairs or business of Issuer or a Major Subsidiary Depository Institution, and such decree or order shall have remained in force for 60 days; or

(c) Issuer is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder; or

(d) Issuer (a) becomes insolvent or is unable to pay its debts as they mature, (b) makes an assignment for the benefit of creditors, or (c) admits in writing its inability to pay its debts as they mature; or

(e) Issuer materially breaches any of the representations, warranties or covenants made by it in the Agreement; or

(f) Issuer fails to make any required payment of principal or interest hereunder when due and payable (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days);

then, in the case of an Event of Default described in the foregoing clauses (a) or (b), unless the principal of this Note already shall have become due and payable, the Noteholder of this Note, by notice in writing to Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

Issuer, within 90 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by Issuer in writing.

6. Failure to Make Payment. In the event of the occurrence of an Event of Default described in Section 5(f), Issuer will, upon demand of the Noteholder, pay to the Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of Issuer.

During the continuance of such an Event of Default described in Section 5(f), Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of

Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock, (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

7. Redemption; Prepayment; Capital Treatment Event Redemption . Issuer, in its discretion, shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, at any time on or after November 1, 2019, and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of $1,000, on any Interest Payment Date at a price of 100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. If less than the entire amount of the Subordinated Note is to be redeemed or prepaid, the notice of redemption or prepayment shall state the portion of the principal amount to be redeemed or prepaid and shall state that on and after the date fixed for redemption or prepayment, upon surrender of such Subordinated Note, a new Subordinated Note in principal amount equal to the unpaid portion thereof will be issued.

If all or any portion of the Subordinated Notes cease to be deemed to be Tier 2 Capital due to a change in applicable capital regulations (a “Capital Treatment Event”), Issuer shall have the right to redeem, on any Interest Payment Date, all or such portion of the Subordinated Notes at the applicable redemption price as described in the next sentence. If the Capital Treatment Event shall occur (a) prior to November 1, 2019, the redemption price shall equal the Special Redemption Price for the Subordinated Notes to be redeemed and (b) on or subsequent to November 1, 2019, the redemption price shall be equal to 100% of the principal amount of the Subordinated Notes to be redeemed, plus accrued but unpaid interest to the date of redemption. As used in this Section 7, “Special Redemption Price” shall refer to an amount in cash equal to 105% of the principal amount of Subordinated Notes to be redeemed prior to November 1, 2015 and thereafter equal to the percentage of the principal amount of the Subordinated Notes that is specified below outstanding on the date of the relevant Special Event plus, in each case, unpaid interest accrued thereon to the date of redemption:

Special Redemption During the 12-Month Period Beginning November 1,	Percentage of Principal Amount
2015	104%
2016	103%
2017	102%
2018	101%

In the case of any redemption or prepayment of this Note, Issuer will give the holders of the Subordinated Notes to be redeemed or prepaid notice not less than 30 nor more than 45 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where Issuer is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, Issuer shall effect such partial redemption on a pro rata basis; provided that in no case shall any Subordinated Notes held by any parent company or subsidiary of Issuer be deemed to be outstanding.

Any such redemption or prepayment shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency to the extent such approval shall then be required by law, regulation or policy.

8. Repayment; Payment Procedures. Issuer shall repay the aggregate principal amount of the Subordinated Notes plus all accrued but unpaid interest thereon in full on the Maturity Date. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Note if such Noteholder shall have previously provided wire instructions to Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 13 below) or at such other place or places as Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Note is presented to Issuer in time for Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds (if such Noteholder shall have previously provided wire transfer instructions to Issuer) or check mailed to the registered Noteholder as such person’s address appears on the Security Register (as defined below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on the January 15, April 15, July 15 or October 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than 10 calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal. Presentment and surrender of this Note are hereby waived by Issuer.

9. Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10. Registration of Transfer; Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the Payment Office (as defined in Section 13 below). Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes in substantially the form hereof of like aggregate principal amount, each in a minimum denomination of $10,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made during the period on or after the 15 day immediately preceding the Maturity Date. This Note is subject to the restrictions on transfer of the Agreement, a copy of which is on file with Issuer.

11. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12. Ownership. Prior to due presentment of this Note for registration of transfer, Issuer may treat the Noteholder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and Issuer shall not be affected by any notice to the contrary.

13. Notices. All notices to Issuer under this Note shall be in writing and addressed to Issuer at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P. O. Box 9, Newport, New Hampshire 03773, Attention: Stephen R. Theroux, President and Chief Executive Officer, or to such other address as Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

14. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $10,000 or any amount in excess thereof which is an integral multiple of $1,000.

15. Absolute and Unconditional Obligation of Issuer. No provisions of this Note shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

16. Waiver and Consent.

(a) Any consent or waiver given by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c) Any insured depository institution which shall be a Noteholder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

17. Further Issues. Provided that such notes qualify as Tier 2 Capital (as defined in the Agreement), Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date, interest rate, issue price, and maturity date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act.

18. Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the State of Delaware, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the Capital Adequacy Regulations, and the terms hereof shall be interpreted in a manner to satisfy such intent.

19. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of Issuer, with all other present or future unsecured subordinated debt obligations of Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes. Any Subordinated Notes held by any parent company or subsidiary of Issuer shall not be deemed to be outstanding.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

ATTEST:	NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:
Name: Laura Jacobi		Name: Stephen R. Theroux
Title: First Senior Vice President and Chief Financial Officer		Title: President and Chief Executive Officer

ASSIGNMENT AGREEMENT

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by Issuer or any Affiliate of Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

1

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, Issuer will refuse to register this Note in the name of any person other than the registered Noteholder thereof; provided, however, that if box (5), (6) or (7) is checked, Issuer may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

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